SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): July 1, 2009


                               SAPIENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        000-28074                                          04-3130648
(Commission File Number)                    (I.R.S. Employer Identification No.)

          131 Dartmouth Street
              Boston, MA                                    02116
(Address of Principal Executive Offices)                  (Zip Code)

                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On July 1, 2009, Sapient Corporation (the "Company") issued 3,726,606 shares of its common stock, $0.01 par value per share, to equity holders of Nitro Group Ltd. in connection with its acquisition of Nitro Group Ltd. ("Nitro"). The shares were issued in reliance upon the exemptions from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D thereunder. In issuing the shares of common stock to the Nitro equity holders, the Company relied upon the representations and warranties of such equity holders, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) and Regulation D.

Item 8.01. Other Events.

On July 1, 2009, the Company announced that it has completed its acquisition of Nitro, a leading global advertising network that serves major clients including Mars, ConAgra, Volvo, Nike and Foot Locker. Headquartered in New York, Nitro operates across North America, Europe, Australia and China. The acquisition added approximately 300 employees.

The purchase price, excluding the ability to obtain an additional $3.0 million payment described below, is estimated to be $42.9 million for the acquisition of 100% of Nitro's outstanding shares. The $42.9 million consists of $22.3 million in cash and the issuance of approximately 3.3 million shares of restricted common stock valued at $20.6 million as of July 1, 2009.

Nitro also can receive an additional payment of up to $3.0 million, which is contingent on Nitro meeting defined new business targets during the twelve month period from October 1, 2009 to September 30, 2010 and payable in either cash or stock at Sapient's discretion.

Additionally, the Company issued certain Nitro employees approximately 1.2 million shares of restricted common stock and restricted stock units that are contingent on the continued employment of the recipients. These awards, which had an estimated value of $7.6 million at July 1, 2009, will be accounted for as compensation expense over their associated vesting periods.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 1, 2009                                        SAPIENT CORPORATION
                                                              (Registrant)



                                                       By: /s/ Kyle A. Bettigole
                                                           ---------------------
                                                           Kyle A. Bettigole
                                                           Assistant Secretary